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                                                                    Exhibit 99.2


                               FIRST WESTERN BANK
                       1999 NONSTATUTORY STOCK OPTION PLAN

     First Western Bank, a North Carolina corporation (the "Corporation"), does herein set forth the terms of its 1999 Nonstatutory Stock Option Plan (the "Plan"), which was adopted by the Board of Directors (the "Board") of the Corporation subject to approval by the Corporation's shareholders as provided in Paragraph 19 hereof, and by the appropriate regulatory authorities, as provided by law.

     1.  Purpose of this Plan. The purpose of this Plan is to provide for the
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grant of Nonstatutory Stock Options (the "Options" or singularly, "Option") to employees and directors of the Corporation who wish to invest in the Corporation's common stock, par value $5.00 per share (the "Common Stock"). The Board believes the existence of this Plan will make it possible for the Corporation to attract capable individuals to serve with the Corporation or any of its subsidiaries and on the Board.

     2.  Administration of this Plan.
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         (a)  This Plan shall be administered by the Board. The Board shall have full power and authority to construe, interpret and administer this Plan. All actions, decisions, determinations, or interpretations of the Board shall be final, conclusive, and binding upon all parties.

         (b) The Board may designate any officers or employees of the Corporation to assist in the administration of this Plan. The Board may authorize such individuals to execute documents on its behalf and may delegate to them such other ministerial and limited discretionary duties as the Board may see fit.

     3.  Shares of Common Stock Subject to this Plan. The number of shares of
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Common Stock that shall be available initially for Options under this Plan is seventy-eight thousand, one hundred thirty-seven (78,137), subject to adjustment as provided in Paragraph 12. Common Stock subject to Options which expire or terminate prior to exercise of the Options shall lapse and such shares shall again be available for future grants of Options under this Plan.

     4.  Eligibility.
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         (a)  Options under this Plan may be granted to any employee or director as determined by the Board. An individual may hold more than one Option under this or other plans adopted by the Corporation.

         (b) Upon the forfeiture of an Option for whatever reason prior to the expiration of the Option Period (as defined in Paragraph 8 hereof) the shares of Common Stock covered by a forfeited Option shall be available for the granting of additional Options during the remaining term of this Plan upon such terms and conditions and to such Optionees (as defined below) as may be determined by the Board.

     5.  Option Price.
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         (a)  The price per share of each Option granted under this Plan (the
"Option Price") shall be determined by the Board as of the effective date of grant of such Option. In no event shall such Option Price be less than 100% of the fair market value of the Common Stock on the date of the grant. An Option shall be considered as granted on the later of

              (i)  the date the Board acts to grant such Option, or

              (ii) such later date as the Board shall specify in an Option Agreement (as hereinafter defined).


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         (b)  The fair market value of a share of Common Stock shall be determined as follows:

              (i) If on the date as of which such determination is being made, the Common Stock is admitted to trading on a securities exchange or exchanges for which actual sale prices are regularly reported, or actual sale prices are otherwise regularly published, the fair market value of a share of the Common Stock shall be deemed to be equal to the mean of the closing sale price as reported for each of the five (5) trading days immediately preceding the date as of which such determination is made; provided, however, that, if a closing sale
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price is not reported for each of the five (5) trading days immediately preceding the date as of which such determination is made, then the fair market value shall be equal to the mean of the closing sale prices on those trading days for which such price is available.

              (ii) If on the date as of which such determination is made, no such closing sale prices are reported, but quotations for the Common Stock are regularly listed on the National Association of Securities Dealers Nasdaq system or another comparable system, the fair market value of a share of Common Stock shall be deemed to be equal to the mean of the average of the closing bid and asked prices for the Common Stock quoted on such system on each of the five (5) trading days preceding the date as of which such determination is made. If a closing bid and asked price is not available for each of the five (5) trading days, then the fair market value shall be equal to the mean of the average of the closing bid and asked prices on those trading days during the five-day period for which such prices are available.

              (iii) If no such quotations are available, the fair market value of a share of Common Stock shall be deemed to be the average of the closing bid and asked prices furnished by a professional securities dealer making a market in such shares, as selected by the Board, for the trading date first preceding the date as of which such determination is made.

     If the Board determines that the price as determined above does not represent the fair market value of a share of Common Stock, the Board may then consider such other factors as it deems appropriate and then fix the fair market value for the purposes of this Plan.

     6.  Payment of Option Price. Payment for shares subject to an Option must
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be made in cash.

     7.  Terms and Conditions of Grant of Options.
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         (a)  Each Option granted pursuant to this Plan shall be evidenced by a written Nonstatutory Stock Option Agreement (the "Option Agreement") with each employee or director to whom an Option is granted (the "Optionee"). The Option Agreement shall be in the form the Board shall adopt and may contain such terms and conditions as the Board may determine.

         (b) Notwithstanding any other provision of this Plan, no person shall be granted an Option or Options under this Plan which would result in the total number of shares granted to such Optionee to exceed 40% of the shares allocated to this Plan, or, if greater, the maximum permitted by the Commissioner of Banks of North Carolina (the "Commissioner of Banks").

     8.  Option Period. Each Option Agreement shall set forth a period during
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which such Option may be exercised (the "Option Period")' provided, however,
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that the Option Period shall not exceed ten (10) years after the date of grant of such Option as specified in an Option Agreement.

     9.  Exercise of Options.
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         (a)  An Option shall be exercised by written notice to the Board signed by an Optionee or by such other person an may be entitled to exercise such Option or to surrender such Option. The written notice shall state the number of shares with respect to which an Option is being exercised and shall either be accompanied by the payment of the aggregate Option Price for such shares or shall fix a date (not more than ten (10) business days after the date of such notice) by which the payment of the aggregate


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Option Price will be made. An Optionee shall not exercise an Option to purchase less than 100 shares, unless the Board otherwise approves or unless the partial exercise is for the remaining shares available under such Option.

         (b) A certificate or certificates for the shares of Common Stock purchased by the exercise of an Option shall be issued in the regular course of business following the receipt of the notice of exercise of such Option and the payment therefor. During the Option Period, no person entitled to exercise any Option granted under this Plan shall have any of the rights or privileges of a shareholder with respect to any shares of the Common Stock issuable upon exercise of such Option, until certificates representing such shares shall have been issued and delivered and the individual's name entered as a shareholder of record on the books of the Corporation for such shares.

     10. Effect of Leaving the Corporation or Death.
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         (a)  In the event that an Optionee terminates the relationship with the
Corporation for any reason other than retirement, disability, or death, any Option granted to the Optionee under this Plan, to the extent not previously exercised or surrendered by the Optionee or expired, shall immediately terminate.

         (b) In the event of an Optionee's retirement, such Optionee shall have the right to exercise an Option granted under this Plan, to the extent that it has not previously been exercised or surrendered by the Optionee or expired, for such period of time as may be determined by the Board and specified in the Option Agreement, but in no event may any Option be exercised later than the end of the Option Period provided in the Option Agreement in accordance with Paragraph 8 hereof. Notwithstanding any other provision contained this Plan, or in any Option Agreement, upon retirement, any Option then held by an Optionee shall be exercisable immediately in full. For purposes of this Plan, the term "retirement" for a Director shall mean termination of a Director's membership on the Board

              (i) at any time after attaining age 65 with the approval of the Board; or

              (ii) at the election of the Director, at any time after not less than five (5) years service as a member of the Board.

         (c) In the event of an Optionee's disability, such Optionee shall have the right to exercise an Option granted under this Plan, to the extent that it has not previously been exercised or surrendered by the Optionee or expired, for such period of time as may be determined by the Board and specified in the Option Agreement, but in no event may any Option be exercised later than the end of the Option Period provided in the Option Agreement in accordance with Paragraph 8 hereof. Notwithstanding any other provision contained this Plan, or in any Option Agreement, upon an Optionee's disability, any Option then held by the Optionee shall be exercisable immediately in full. For purposes of this Plan, the term "disability" shall be defined as may be determined by the Board.

         (d) In the event that an Optionee should die while serving on the Board or as an employee during the Option Period, an Option granted under this Plan, to the extent that it has not previously been exercised or surrendered by the Optionee or expired, shall vest and shall be exercisable, in accordance with the terms of the Option Agreement, by the personal representative of such Optionee, the executor or administrator of such Optionee's estate, or by any person or persons who acquired such Option by bequest or inheritance from such optionee, notwithstanding any limitations placed on the exercise of such Option by this Plan or the Option Agreement, for such period of time as may be determined by the Board and specified in the Option Agreement, but in no event may any Option be exercised later than the end of the Option Period provided in the Option Agreement in accordance with Paragraph 8 hereof. In no event may an Option be exercised later than the end of the Option Period provided in the Option Agreement in accordance with Paragraph 8 hereof. Any references herein to an Optionee shall be deemed to include any person entitled to exercise an Option after the death of such Optionee under the terms of this Plan.


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     11. Effect of Plan on Status with Corporation. The fact that an Optionee
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has been granted an Option under this Plan shall not confer on such Optionee any right to continued service on the Board, nor shall it limit the right of the Corporation to remove such Optionee from service with the Corporation at any time.

     12.  Adjustment Upon Changes in Capitalization; Dissolution or Liquidation.
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         (a)  In the event of a change in the number of shares of Common Stock outstanding by reason of a stock dividend, stock split, recapitalization, reorganization, merger, exchange of shares, or other similar capital adjustment prior to the termination of an Optionee's rights under this Plan, equitable proportionate adjustments shall be made by the Board in (i) the number and kind of shares which remain available under this Plan and (ii) the number, kind, and the Option Price of shares subject to the unexercised portion of an Option under this Plan. The adjustments to be made shall be determined by the Board and shall be consistent with such change or changes in the Corporation's total number of outstanding shares; provided, however, that no adjustment shall change the
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aggregate Option Price for the exercise of Options granted under this Plan.

         (b) The grant of Options under this Plan shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization, or other change in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or to issue bonds, debentures, preferred or other preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the Corporation's assets or business.

         (c) Upon the effective date of the dissolution or liquidation of the Corporation, or of a reorganization, merger, or consolidation of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or the transfer of all or substantially all of the assets or shares of the Corporation to another person or entity, or a tender offer approved by the Board (any such transaction being hereinafter referred to as an "Acceleration Event"), this Plan and any Options granted hereunder shall terminate unless provision is made in writing in connection with such Acceleration Event for the continuance of this Plan and for the assumption of Options granted hereunder, or the substitution for such Options of new options for the shares of the successor corporation, or a parent or a subsidiary thereof, with such appropriate adjustments as may be determined or approved by the Board, or the successor to the Corporation, to the number, kind and Option Price of shares subject to such substituted options. In such event, this Plan and Options granted hereunder, or the new options substituted therefore, shall continue in the manner and under the terms so provided, but any vesting periods or other restrictions on exercise that would otherwise apply shall no longer be applicable. Upon the occurrence of any Acceleration Event in which provision is not made for the continuance of this Plan and for the assumption of Options granted hereunder, or the substitution for such Options of new options for the shares of a successor corporation or a parent or a subsidiary thereof, each Optionee to whom an Option has been granted under this Plan (or such person's personal representative, the executor or administrator of such person's estate, or any person who acquired the right to exercise such Option from such person by bequest or inheritance) shall be entitled, prior to the effective date of the Acceleration Event, (i) to exercise, in whole or in part, the Optionee's rights under any Option granted to the Optionee without any regard to any restrictions on exercise that would otherwise apply, or (ii) to surrender any such Option to the Corporation in exchange for receipt of cash equivalent to the amount by which the fair market value of the shares of Common Stock such person would have received had such person exercised the Option in full immediately prior to consummation of the Acceleration Event exceeds the applicable aggregate Option Price. To the extent that a person, pursuant to this Subparagraph 12(c) has a right to exercise or surrender any Option on account of an Acceleration Event which such person otherwise would not have had at that time, such right shall be contingent upon the consummation of the Acceleration Event.

     13. Non-Transferability. An Option granted under this Plan shall not be
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assignable or transferable except, in the event of the death of an Optionee, by will or by the laws of descent and


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distribution. In the event of the death of an Optionee, his personal representative, the executor or the administrator of such Optionee's estate, or the person or persons who acquired by bequest or inheritance the rights to exercise or to surrender such Options, may exercise or surrender any Option or portion thereof to the extend not previously exercisable or surrendered by an Optionee or expired, in accordance with the terms of the Option Agreement, prior to the expiration of the exercise period as specified in Subparagraph 10(d) hereof.

     14. Tax Withholding. The Corporation shall have the right to deduct or
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otherwise effect a withholding or payment of any amount required by federal or state laws to be withheld or paid with respect to the grant, exercise or surrender for cash of any Option or the sale of stock acquired upon the exercise of an Option in order for the Corporation or any of its subsidiaries to obtain a tax deduction otherwise available as a consequence of such grant, exercise, surrender for cash, or sale, as the case may be.

     15. Listing and Registration of Option Shares. Any Option granted under
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this Plan shall be subject to the requirement that if at any time the Board shall determine, in its sole discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

     16. Exculpation and Indemnification. In connection with this Plan, no
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member of the Board shall be personally liable for any act or omission to act in such person's capacity as a member of the Board, nor for any mistake in judgment made in good faith, unless arising out of, or resulting from, such person's own bad faith, gross negligence, willful misconduct, or criminal acts. To the extent permitted by applicable law and regulation, the Corporation shall indemnify and hold harmless the members of the Board, and each other officer or employee of the Corporation to whom any duty or power relating to the administration or interpretation of this Plan may be assigned or delegated, from and against any and all liabilities (including any amount paid in settlement of a claim with the approval of the Board) and any costs or expenses (including reasonable counsel fees) incurred by such persons arising out of, or as a result of, any act or omission to act in connection with the performance of such person's duties, responsibilities, and obligations under this Plan, other than such liabilities, costs, and expenses as may arise out of, or result from, the bad faith, gross negligence, willful misconduct, or criminal acts of such persons.

     17. Amendment and Modification of this Plan. The Board may at any time, and
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from time to time, amend or modify this Plan in any respect; provided, however,
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that no amendment or modification shall be made that increases the total number of shares covered by this Plan or effects any change in the category of persons who may receive Options under this Plan or materially increases the benefits accruing to Optionees under this Plan unless such change is approved by the holders of two thirds of the outstanding shares of the Common Stock. Any amendment or modification of this Plan shall not materially reduce the benefits under any Option therefore granted to an Optionee under this Plan without the consent of such Optionee or any permitted transferee.

     18. Termination and Expiration of this Plan. This Plan may be abandoned,
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suspended, or terminated at any time by the Board; provided, however, that
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abandonment, suspension, or termination of this Plan shall not affect any
Options then outstanding under this Plan. No Option shall be granted pursuant to this Plan after ten (10) years from the effective date of this Plan as provided in Paragraph 19 hereof.

     19. Effective Date; Shareholder Approval. This Plan has been adopted by the
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Board. The Plan shall not be effective until approved by the Commissioner of
Banks and the holders of two thirds of the outstanding shares of Common Stock.


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     20. Captions and Headings; Gender and Number. Captions and paragraph
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headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part hereof, and shall not serve as a basis for interpretation or in construction of this Plan. As used herein, the masculine gender shall include the feminine and neuter, the singular number, the plural, and vice versa, whenever such meanings are appropriate.

     21. Expenses of Administration of Plan. All costs and expenses incurred in
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the operation and administration of this Plan shall be borne by the Corporation.

     22. Governing Law. Without regard to the principles of conflicts of laws,
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the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Plan.

     23. Inspection of Plan. A copy of this Plan, and any amendments thereto or
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modifications thereof, shall be maintained by the Secretary of the Corporation and shall be shown to any proper person making inquiry about it.





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